For Period ended 11/30/2013                         Series 20, 15, 14
File Number 811-7852


Sub-Item 77Q3: Exhibits
-------------------------------------------------------------------------
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V for the Adviser Share Class, the answers for the Adviser Share Class are as follows:

USAA Emerging Markets Fund - Adviser Shares
Series 20

72DD
Dollar Distributions
$0.0000

73A
Per Share Distributions
$0.0000

74U
Shares Outstanding
276

74V
NAV
$17.61

USAA International Fund - Adviser Shares
Series 15

72DD
Dollar Distributions
$0.0000

73A
Per Share Distributions
$0.0000

74U
Shares Outstanding
245

74V
NAV
30.11

USAA Precious Metals and Minerals Fund - Adviser Shares
Series 14

72DD
Dollar Distributions
0.0000

73A
Per Share Distributions
0.0000

74U
Shares Outstanding
868

74V
NAV
13.50